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                                                                    EXHIBIT 99.1

                               BE AEROSPACE, INC.

                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                          (as amended through 9/25/96)


1.   PURPOSE
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     The purpose of this Amended and Restated 1989 Stock Option Plan (the
"Plan") is to advance the interests of BE Aerospace, Inc., a Delaware corporation (the "Company"), by enhancing the ability of the Company and its subsidiaries (a) to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) to reward such individuals for their contributions; and (c) to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries through ownership of shares of the Company's common stock (the "Stock"). An employee, consultant or adviser designated to participate in the Plan is referred to herein as a "participant".

     Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as in effect from time to time, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Except as otherwise expressly provided with respect to a specific option grant, no option granted pursuant to the Plan shall be an incentive option.

2.   ADMINISTRATION
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     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options to such participants as the Board may select; (b) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each option; (e) to prescribe the form or forms of any instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to

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waive compliance by a participant with any obligation to be performed by him or her under an option and to waive any condition or provision of an option, and to amend or cancel any option (and if an option is canceled, to grant a new option on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding option which would adversely affect the rights of the participant under such option without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(g).

     The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee shall consist of at least three directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. Following registration of the Stock under the Securities Exchange Act of 1934, all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under that Act.

3.   EFFECTIVE DATE AND TERM OF PLAN
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     The Plan shall become effective on the date on which the Plan is approved by the shareholders of the Company. Grants of options under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

     No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN
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     (a)  Number of Shares.  Subject to adjustment as provided in Section 4(c),
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the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 2,550,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b)  Shares to be Delivered.  Shares delivered under the Plan shall be
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authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

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     (c)  Changes in Stock.  In the event of a stock dividend, stock split or
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combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the exercise price of such options, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 6(h)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

5.   ELIGIBILITY FOR OPTIONS
     -----------------------

     Persons eligible to receive options under the Plan shall be those participants of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or such subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company or any of its subsidiaries shall not preclude an employee from receiving options or additional options under the Plan.

6.   TERMS AND CONDITIONS OF OPTIONS
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     (a)  Exercise Price.  The exercise price of each option shall be determined
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by the Board but in the case of both incentive and non-statutory options shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value per share of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in section 424(d) of the Code,

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stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     (b)  Duration of Options.  An option shall be exercisable during such
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period or periods as the Board may specify.  The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (a) above) from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

     (c)  Exercise of Options.
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     (1)  Unless the Board at the time of grant otherwise specifies in the case of a particular option or options, each option shall first become exercisable as follows:

          Except as provided in Section 6(h) hereof, an option shall be exercisable from and after the date of grant for 25% of the total number of shares subject to the option, and shall become exercisable for an additional 25% on each of the first, second and third anniversaries of the date of grant. If the number of shares for which the option is exercisable at any time in accordance with this paragraph includes a fractional share, the number of shares of which the option is then exercisable shall be rounded to the nearest whole share.

          In the case of an option not immediately exercisable in full, the Board may at time accelerate the time at which all or any part of the option may be exercised.

     (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

     (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Board and
          (b) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

     (4) In the case of an option that is not an incentive option granted to a participant with respect to whom the Company must satisfy any federal, state or local withholding tax requirements, the Company shall withhold from the shares of

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          stock to be delivered upon the exercise of the option the number of shares of stock having a fair market value equal to such withholding obligation.

          In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

     (5) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (d)  Payment for and Delivery of Stock.  Stock purchased under the Plan
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shall be paid for as follows:  (i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (E) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the participant.

     A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

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     The Company shall not be obligated to deliver any shares of Stock (a)
until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (e)  Nontransferability of Options.  No option may be transferred other
          -----------------------------
than by will or by the laws of descent and distribution, and during a participant's lifetime an option may be exercised only by him or her.

     (f)  Death.  If a participant dies, each option held by the participant
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immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the three-year period ending with the third anniversary of the participant's death but in no event beyond the Final Exercise Date.

     (g)  Termination of Service Other Than By Death.  If an employee's
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employment with the Company and its subsidiaries terminates for any reason other than by death or for cause, each option held by the employee immediately prior to such employment termination may be exercised, to the extent it was exercisable immediately prior to the employment termination, at any time within the three-month period commencing on the date of termination but in no event beyond the Final Exercise Date. Notwithstanding the foregoing, if an employee's employment with the Company and its subsidiaries terminates for any reason other than death or for cause, and such employee has been employed by the Company for a period of ten years or more, each option held by the employee immediately prior to such employment termination shall remain exercisable, to the extent it was exercisable immediately prior to the employment termination, until the expiration of such option; provided, however, that if the Board determines in
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good faith that the employee has engaged in conduct that is harmful to the
Company either in the course of such employee's employment or subsequently or in connection with the termination of employment, then each option held by the employee shall terminate forthwith; and provided further that the Board may
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provide in any employee's award that upon such employee's termination of employment for any reason other than death or for cause, regardless of the number of years such employee has been employed, each option held by the employee immediately prior to such employment termination may be exercised, to the extent it was exercisable immediately prior to the employment termination, at any time within the three-month period commencing on the date of termination but in no event beyond the

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Final Exercise Date. In the event that an employee is terminated for cause, each option held by the employee immediately prior to such employment termination shall terminate forthwith. For purposes of this Section 6(h), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant's service as a director, consultant or adviser terminates shall continue to be exercisable for a period of three months (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the director, consultant or adviser was terminated for cause that in the opinion of the Board casts such discredit on him or her as to justify termination of his or her options. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

     (h)  Mergers, etc.  Notwithstanding the provisions of Sections 6(c)(1) and
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6(g) hereof, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate, provided that at least 20 days prior to the effective date of any such consolidation, merger, sale or transfer, the Board shall either (i) make all outstanding options immediately exercisable for the total number of shares covered by the option (subject to Section 6(b) hereof) or
(ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of such consolidation, merger, sale or transfer, to have that corporation or an affiliate of that corporation grant to participants replacement options which in the case of such incentive options satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code.

     The Board may grant options under the Plan in substitution for options held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or one of its subsidiaries of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

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7.   SERVICE RIGHTS
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     Neither the adoption of the Plan nor the grant of options shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate the term of a participant at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.   EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION
     ---------------------------------------------------------------

     Neither adoption of the Plan nor the grant of options to a participant shall affect the Company's right to grant to such participant options that are not subject to the Plan, to issue to such participants Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to participants.

     The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the shareholders of the Company if such shareholder approval is required by then current law, (a) increase the maximum number of shares available under the Plan, (b) change the group of participants eligible to receive options under the Plan, (c) reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under section 422 of the Code, or (f) amend the provisions of this Section 8, and no such amendment shall adversely affect the rights of any participant (without his or her consent) under any option previously granted and provided further that no such amendment shall reduce the exercise price of any option previously granted hereunder.

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